SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                August 12, 1999


                   AMERICA FIRST TAX EXEMPT INVESTORS, L.P.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Delaware      	                   					               000-24843
--------------------                                ------------------------
(State of Formation)						                          (Commission File Number)

                                  47-0810385
                     ------------------------------------
                     (IRS Employer Identification Number)


   Suite 400, 1004 Farnam Street,
          Omaha, Nebraska                                             68102
----------------------------------------                            ----------
(Address of principal executive offices)	                           (Zip Code)


	                               (402) 444-1630
              --------------------------------------------------
	            (Registrants' telephone number, including area code)

	                               Not applicable
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)





































 Item 5. Other Events.

On August 12, 1999, America First Tax Exempt Investors, L.P., a Delaware limited partnership (the "Registrant") entered into a financing arrangement whereby the Registrant's $25,250,000 tax-exempt mortgage bond secured by Northwood Lake Apartments in Duluth, Georgia (the "Northwood Bond") was placed in trust (the "Trust") under the terms of a Custody and Participation Agreement by and between Registrant, SunTrust Bank, Atlanta as Trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") (the "Trust Agreement"). Custodial receipts evidencing an undivided interest in $5,000,000 of The Northwood Bond and a portion of the interest therein ("Senior Interests") were sold to Merrill Lynch. The Registrant pledged to Merrill Lynch a beneficial interest in $3,000,000 of The Northwood Bond and a related portion of the interest thereon and retained beneficial ownership of the remaining $17,250,000 of The Northwood Bond. The Registrant also retained a subordinate interest in the Trust which evidences an interest in all subordinate contingent interest payable on The Northwood Bond. Net proceeds received by the Registrant of approximately $4,995,000 will be available for investment in additional tax-exempt mortgage bonds and other investments consistent with the Registrant's investment policies and for other partnership purposes of the Registrant.

There is no affiliation between the Registrant and Merrill Lynch and the terms of the financing were determined through arm's-length negotiation.



















































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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               AMERICA FIRST TAX EXEMPT INVESTORS,
                               L.P., the Registrant

                               By America First Capital Associates Limited
                                 Partnership Two, its general partner

                               By America First Companies L.L.C, its general
                                 partner


                               By /s/ Michael Thesing
                                  --------------------------------------------
                                 Michael Thesing, Vice President and Principal Financial Officer


  Dated: August 20, 1999

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